Exhibit 10.1

Passenger Transport Sales Agency Agreement

Client: Hainan Airlines Holding Co., Ltd

Agent: Beijing Heyang International Travel Service Co., Ltd

Signed on: August 14, 2023

Passenger Airlines Sales Agency Agreement of Hainan Airlines Holding Co., Ltd

In order to promote the development of China’s civil aviation industry, in line with the principles of equality, voluntary, reciprocity and mutual benefit, Hainan Airlines Holding Co., Ltd. and Beijing Heyang International Travel Service Co., Ltd (Hereinafter referred to as the parties) sign this contract for the entrustment and agent of passenger sales as follows:

Article 1 Entrustment and Agency

Hainan Airlines Holding Co., Ltd. (hereinafter referred to as the Principal) appoints Beijing Heyang International Travel Service Co., Ltd. (hereinafter referred to as the Agent) as the regional agent for ticket sales of domestic and international (including specially managed domestic regional routes).

The Agent agrees that this Agreement shall apply to the Principal and the members of HNA Airlines Group Limited (hereinafter referred to as the “Airlines”). When each airline applies this Agreement, the transportation management provisions of the actual shipping airline shall apply respectively, and the agent shall perform the obligations and assume the responsibilities to the actual shipping airline according to the provisions of this Agreement.

Article 2 Definition of Terms

The following terms in this Agreement, unless otherwise required or otherwise specified, are defined as:

1. Civil Aviation Administrative Authority — refers to the Civil Aviation Administration and the Civil Aviation Regional Administration.

2. Standard transport certificate — means the passenger ticket (including electronic ticket and paper ticket) and baggage ticket / multipurpose ticket (MPD / VMPD / EMD) / agent refund certificate (ARV) / standard excess luggage ticket and other vouchers.

3. Loan Notice (ADM order) — printed and distributed by the International Air Transport Association to its member airlines to notify the agent to pay the amount for the reasons stated.

4. Credit Notice (ACM Form) — printed and distributed by IAAs member airlines to notify the agent of the amount paid to the Agent for the reasons stated.

5. E-ticket itinerary — Unique financial reimbursement certificate of e-ticket under the unified supervision of the State Administration of Taxation.

6. Airlines B2B network — refers to the designated website developed and operated by an airline to sell its flights.

7. Unnormal flights — refers to flights that do not meet all the conditions of normal flights, and cancelled or non-approved flights for Chinese nationals by the Aviation Authority or the regional authority.

8. Special managed domestic regional routes — refers to the routes between the Chinese mainland and Hong Kong, Macao Special Administrative Region or Taiwan.

Article 3 Business Scope and Responsibilities

The principal entrusts the agent to handle the following business:

1. Handling passenger reservation, electronic ticket sales, transportation, settlement, change, refund and other related operations. All operations shall be subject to the electronic ticket record information in the system.

2. The agent shall register a B2B account on the B2B website of the principal party to handle B2B ticket sales business under the account for passengers.

3. In accordance with the relevant regulations of civil aviation, the agent shall check the valid ID card, passport, Hong Kong and Macao permit and fill in the passenger booking order, and enter the accurate passenger name, valid ID number and telephone number.

4. When acting as the agent for the international and specially managed domestic regional sales business of the entrusting party, the agent shall use the ticket of the entrusting party and fill in the air transport e-ticket in accordance with the provisions of the entrusting party.

5. When acting for the international and specially managed domestic sales business of the principal, the agent shall abide by the laws and regulations of China and the relevant business provisions of the principal.

6. When selling tickets through the Internet, the agent shall inform the passenger of the main service information of the selected flight in a prominent way.

7. After issuing the ticket, the agent shall inform the passengers of the important contents of the itinerary through electronic or paper written means.

8. The agent shall comply with the Aviation Safety clause and the Air Transport Safety of Dangerous Goods in the sales process to ensure the safety of air transport.

9. The principle of this Agreement only agrees that the agent can sell the principal ticket in its own channels. If the agent needs to sell the principal ticket in third party channels, it must obtain the special written authorization of the principal before the qualification certification of the principal for the third party channels engaged in air ticket transactions.

Article 4 Qualification Recognition and Qualification Certificate of the Agent

The agent must obtain the following qualifications:

1. The enterprise legal person status of China.

2. Class I / Class II Air Passenger Sales Agency Business Operation Approval Certificate issued by IATA.

3. Business license issued by the State Administration for Industry and Commerce that has registered the air transport sales agency business.

4. The approval certificate and approval notice for the air passenger sales agency business issued by IATA.

5. Valid ICP/IP filing qualification of the Ministry of Industry and Information Technology if having its own website.

6. At least two members of the sales staff hold the IATA Training Certificate or the working certificate issued by China Air Transport Association.

Article 5 Compliance and Confidentiality of Rules and Freight Rates

1. The Agent shall accurately comply with the passenger transport rules, financial regulations, freight rates, shipping conditions, schedule schedule and other relevant rules and regulations provided by the Principal.

2. Both parties shall keep confidential the contents of this Agreement and the confidential information of the other party known during the performance of this Agreement.

Article 6 Collection, Use and Storage of the Standard Transportation Certificate

1. The standard transportation certificate filled in in the name of the principal shall be applied by the agent to IATA after this Agreement comes into force.

2. The agent shall distribute the sales ticket number and issue the itinerary for the B2B related transportation vouchers issued in the name of the principal.

3. The agent shall be responsible to the principal for all the contents listed in the standard transportation certificate.

4. The agent shall ensure the safety and proper storage of the standard transport vouchers.

5. The agent shall handle the case according to the relevant regulations of the entrusting party if the standard transportation certificate is lost, damaged or stolen, and shall bear all the economic losses and legal responsibility.

Article 7 Payment of Sales Agency Handling Fee

1. Using the standard transportation certificate of the principal to handle the domestic ticket sales agency business, the principal shall calculate and pay the sales agent fee to the agent.

2. The international air transport electronic ticket filled out by the agent using the ticket code of the principal shall follow the relevant provisions of the International and Regional Sales Freight Rate Manual regularly issued by the principal.

3. The principal has the right to adjust the sales agent fee quota standard within the scope of the state without the consent of the agent. The agent shall voluntarily accept the adjusted sales agency fee quota standard of the client.

Article 8 Refund of the Ticket

1. The agent must handle the refund in accordance with the conditions of use in the sales documents and tariff rules of the principal.

2. The agent shall promptly cancel the seat and change the status of the e-ticket when returning the ticket.

3. The agent shall complete the refund procedures within seven working days from the date of receiving the valid application for refund.

Article 9 Financial Settlement

1. The Agent shall carry out financial settlement in accordance with the China Passenger Sales Agent Rules, Opening and Settlement Plan Rules and other applicable IA rules.

2. The agent shall designate the financial settlement personnel and notify the entrusting party in writing in advance if there is any change.

3. The agent shall bear the corresponding account adjustment fee if adjusting the account due to error.

Article 10 Liability for Work Errors

1. If the failure of information delivery is due to the agent’s change of address, number or recipient without notice, the agent shall be responsible for any errors caused.

2. The agent shall bear full responsibility for any work errors caused by its failure to operate or negligence.

3. The agent shall bear all the expenses and compensation for the losses of work errors that cause passenger delay, flight delay, passenger complaint and claim.

Article 11 Responsibility for Breach of Contract

1. If the Agent violates this Agreement and fails to keep confidential the materials provided by the Principal, it shall pay liquidated damages of RMB 200,000 to the Principal, and the Principal shall have the right to terminate this Agreement.

2. If the Agent violates this Agreement and causes losses to the reputation or economy of the Principal, the Principal shall have the right to unilaterally terminate this Agreement according to the seriousness of circumstances.

3. For the agent’s liability for breach of contract and debts, the actual controller, shareholders, legal representative or other guarantor of the agent and the guarantee unit shall be jointly and severally liable.

4. In addition to the liquidated damages, the agent shall also bear all the losses caused to the Principal for any breach acts.

5. A table of comparison of agent breach acts and liquidated damages is attached.

Article 12 Aviation Security Clauses

1. The agent sales shall strictly abide by the Aviation Security Plan and perform the corresponding security duties.

2. The Agent shall be responsible for the air defense safety of the tickets sold, and shall keep the sales information for no less than 3 years.

3. The Agent shall provide pre-job security training and regular retraining for its employees, and keep the security training records.

4. The agent shall establish complaint channels and be responsible for accepting complaints.

Article 13 Safety Liability Clause for Air Transport of Dangerous Goods

1. The agent shall take the initiative to prompt passengers of the transport requirements for dangerous goods carrying.

2. The agent shall post a publicity notice on the safe transportation of dangerous goods at the ticket counter or sales platform.

3. The agent shall train all ticket sales personnel in the basic knowledge of dangerous goods.

Article 14 Force Majeure

If either party is unable to perform all or part of its obligations hereunder due to Force Majeure, such party shall notify the other party in writing within 3 days after the occurrence of the force majeure event. The affected party shall take necessary measures to mitigate or eliminate the impact of force majeure. If the force majeure cannot be eliminated, the parties may terminate or modify the Agreement through negotiation. In case of a force majeure event, the affected party shall not be liable for the losses caused by the failure or delay in performance of its obligations hereunder.

Article 15 Effectiveness, Suspension and Termination

1. This Agreement shall come into force upon seal by both parties and last for one year.

2. If the Agent is ordered by the competent authority to suspend business for rectification, this Agreement shall be suspended until the Agent resumes business.

3. This Agreement will be automatically terminated immediately if the agent is revoked or revoked of its business license and industry recognition certificate.

4. If either party requests to terminate this Agreement, it shall notify the other party in writing 7 days in advance.

Article 16 Notice Service

1. The contact information provided in this article shall apply to the service of various notices, agreements, letters and other documents of the parties during the performance of this Agreement.

2. If the contact information changes, the party should notify the other party 5 working days in advance in writing. Otherwise the change shall not take effect.

3. The parties promise that the communication information provided is true and effective. The legal consequences of service failure due to inaccurate information shall be borne by the recipient itself.

Article 17 Applicable Laws and Dispute Resolution

1. This Agreement shall apply to the laws and regulations of China.

2. Any dispute shall be settled by both parties through negotiation first. If negotiation fails, a lawsuit shall be filed to the people’s court where the entrusting party is located.

Article 18 Other Articles

The content of this Agreement is reached by both parties through full consultation before signing. When signing this Agreement, the parties fully understand and undertake to waive the defense as a standard contract for any dispute arising from this Agreement.

This Agreement is made in quadruplicate, with the entrusting party holding three copies and the agent holding one copy.

Client: Hainan Airlines Holding Co., Ltd

Agent: Beijing Heyang International Travel Service Co., Ltd